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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                    FORM 8-K

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of report (Date of earliest event reported):
                                February 7, 2001

                         PAPA JOHN'S INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

    DELAWARE                                61-1203323
    (State or other jurisdiction of         (I.R.S. Employer identification
    incorporation or organization)          number)


                           2002 PAPA JOHN'S BOULEVARD
                         LOUISVILLE, KENTUCKY 40299-2334
                    (Address of principal executive offices)

                                 (502) 261-7272
              (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

On February 7, 2001, Papa John's International, Inc. announced a restructuring of its management team. Following a meeting of its Board of Directors today, the company announced its realignment into four key groups - Operations, Administration, Development and Resource/Support, each reporting to CEO John Schnatter. As a part of this restructuring, Dru Milby, Senior Vice President, Chief Financial Officer and Treasurer, is leaving the company.

The company also announced that the special charge that the company will take in its fourth quarter ended December 31, 2000, principally under Statement of Financial Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," will now approximate $22 to $28 million, exceeding the company's previously announced estimate of $10 to $14 million. The final amount and details of the special charge will be included in the company's fourth quarter earnings release scheduled for February 27, 2001.

The company also announced that it expects 2001 earnings in the range of $1.85 to $2.15 per share (before the impact of any share repurchases during 2001). Additional guidance for 2001 will be provided with the company's fourth quarter earnings release, and the company intends to narrow its projected 2001 earnings range as warranted as the year proceeds.

This summary of the attached press release is qualified in its entirety by the complete text of such document, a copy of which is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibit 99.1 Press Release dated February 7, 2001.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         PAPA JOHN'S INTERNATIONAL, INC.

                                  (Registrant)

Date:    February 8, 2001       /s/ J. David Flanery
                                --------------------
                                    J. David Flanery
                                    Vice President of Finance
                                    and Principal Accounting
                                    Officer


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                                  EXHIBIT INDEX

EXHIBIT NO.

99.1     Press Release dated February 7, 2001